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                                                                   EXHIBIT 10.43
                    GENERAL MANUFACTURED HOUSING, INC.

              Senior Subordinated Note due December 21, 2002


PPN#  37029* AA 7
No. R-1                                                        New York, NY
$17,243,295                                               December 21, 1995


          GENERAL MANUFACTURED HOUSING, INC., a Georgia corporation (the "Company"), for value received, hereby promises to pay to THE EQUITABLE
LIFE ASSURANCE SOCIETY OF THE UNITED STATES, or registered assigns, the principal amount of $17,243,295 on December 21, 2002, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of (a) for the period from the date hereof to and including March 31, 2001, 10.87% per annum, and (b) 14.50% per annum thereafter, payable quarterly on each March 31, June 30, September 30 and December 31 after the date hereof, commencing March 31, 1996, until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue interest, at the rate of 2.00% per annum plus the otherwise applicable rate until paid, payable quarterly as aforesaid or, at the option of the holder hereof, on demand. Payments of principal, premium, if any, and interest on this Note shall be made in lawful money of the United States of America at the principal office of The Chase Manhattan Bank, N.A., in the Borough of Manhattan, the City and State of New York, or at such other office or agency in such Borough as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Warrant Purchase Agreement referred to below.

          This Note is one of the Company's Senior Subordinated Notes due December 21, 2002 (the "Notes"), originally issued in the aggregate principal amount of $17,243,295 pursuant to the Note and Warrant Purchase Agreement, dated as of December 21, 1995, as from time to time amended, between the Company and the institutional investor referred to therein. The holder of this
Note is entitled to the benefits of such Note and Warrant Purchase Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

          The obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement, dated as of December 21, 1995 (the "Subordination Agreement"), among the Company,
The Equitable Life Assurance Society of the United States, RFE Investment Partners V, L.P., Sterling Commercial Capital, Inc., the State Treasurer of the State of Michigan, as Custodian, and First Source Financial LLP (the "Senior Lender"), to the obligations (including interest) owed by the Company to the holders of all the Notes issued pursuant to that certain Secured Credit Agreement, dated as of December 21, 1995, between the Company and the Senior Lender, as such Secured Credit Agreement has been and hereafter may be supplemented and amended from time to time; and each holder hereof, by its acceptance hereof, agrees to be bound by the provisions of the Subordination Agreement.

          This Note is a registered Note and is transferable only upon surrender of this Note for registration or transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder hereof or his attorney duly authorized in writing. References in this Note to a "holder" shall mean the person in whose name this Note is at the time registered on the register kept by the Company as provided in such Note and Warrant Purchase Agreement and the Company may treat such person as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          The Notes are subject to required and optional prepayment, in whole or in part, in certain cases with a premium and in other cases without a premium, all as specified in such Note and Warrant Purchase Agreement.

          In case an Event of Default, as defined in such Note and Warrant Purchase Agreement, shall occur and be continuing, the unpaid balance of the principal of this Note may become due and payable to the extent provided in such Note and Warrant Purchase Agreement.
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          This Note is made and delivered in New York, New York, and shall be governed by the laws of the State of New York.


                             GENERAL MANUFACTURED HOUSING, INC.


                             By:  /s/ Gary M. Brost
                                  Title: